Exhibit 10.2

PURCHASE AND SALE AGREEMENT

THIS PURCHASE AND SALE AGREEMENT (“Agreement”) is made and entered into this 1st day of October, 2010, by and between Juneau Exploration, L.P., a Texas limited partnership, whose address is 3700 Buffalo Speedway, Suite 925, Houston, Texas 77098 (hereinafter referred to as “JEX” or “Seller”) and Contango Operators, Inc., a Delaware corporation, whose address is 3700 Buffalo Speedway, Suite 960, Houston, Texas 77098 (hereinafter referred to as “COI” or “Buyer”). COI and JEX may hereinafter be referred to collectively as “Parties”.

WHEREAS, JEX wishes to sell, and COI wishes to buy, all of JEX’s interest in and to the Subject Lease, with such interest more particularly described on the attached Exhibit “A” (the “Subject Interest”).

NOW, THEREFORE, in consideration of the mutual promises herein stated and the benefits to be derived to each party under this Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller and Buyer hereby agree to the following terms and conditions, to-wit:

(1)	PURCHASE PRICE. The “Purchase Price” of the sale of the Subject Interest from Seller to Buyer is Seven Million Five Hundred Twelve Thousand Dollars ($7,512,000.00) payable to Seller by Buyer as set forth hereafter.

(2)	EFFECTIVE DATE. The “Effective Date” of the sale from Seller to Buyer shall be as of 7:00 a.m, Central Standard Time, October 1, 2010.

(3)	WARRANTY. The sale of the Subject Interest shall be without warranty of title, either expressed or implied, as to description, title, condition, quality, fitness for purpose, merchantability or completeness or otherwise, except as to claims by, through and under Seller, but not otherwise, and with full substitution and subrogation in and to all rights and actions of warranty which Seller has or may have against all preceding owners and vendors. If the description of any portion of the Subject Interest, as set forth herein or in the exhibits attached hereto, is inaccurate, such erroneous description will be corrected by the Parties upon proof of the proper description.

(4)	FORM OF ASSIGNMENT. The parties agree that the form of Assignment shall be the form attached as Exhibit “B” (the “Assignment”).

(5)

EXISTING OBLIGATIONS. The Subject Interest will be conveyed by Seller to Buyer subject to its proportionate share of the existing lessor’s royalty of the Subject Lease and its proportionate share of an overriding royalty interest equal to 3- 1/3% of  6/6 which was created in favor of certain employees of JEX. Additionally, the Subject Interest will be subject to the terms and conditions of the contracts described in the Assignment.

(6)	PLUGGING AND ABANDONMENT LIABILITY. Buyer assumes and agrees to pay, perform, fulfill and discharge its proportionate share of all claims, costs, expenses, liabilities and obligations accruing or relating to the owning, developing, exploring, operating or maintaining of the Assets after the Effective Date, and Buyer agrees to assume all plugging and abandonment obligations and liability related to the Assets regardless of whether said obligation and liability accrued before or after the Effective Date.

(7)	EXPENSES AND REVENUES. It is understood and agreed by and between Seller and Buyer that prior to the Effective Date, Seller shall be responsible for all costs and expenses attributable to the Subject Interest and shall be entitled to all production and production proceeds attributable to the Subject Interest. Further, Seller and Buyer agree that on and after the Effective Date, Buyer shall be responsible for all costs and expenses attributable to the Subject Interest and shall be entitled to all production and production proceeds attributable to the Subject Interest. Any revenues and expenses not properly accounted for or credited to the Parties prior to Closing with respect to the Subject Interest shall be the subject of a post-closing settlement which shall be made between the Parties within 120 days from the Closing.

(8)	COMPLIANCE WITH LAWS. Buyer shall comply with all applicable laws, ordinances, rules and regulations and shall promptly obtain all permits and bonds, if any, required by public authorities in connection with the purchase of the Subject Interest. Seller represents and warrants that, to the best of its knowledge, it has complied with all laws, ordinances, rules, regulations and orders applicable to the Subject Interest with respect to and during the period of its ownership of the Subject Interest.

(9)	REPRESENTATIONS AND WARRANTIES OF SELLER. Seller represents and warrants to Buyer that:

(a)	Seller is a partnership duly formed, validly existing and in good standing under the laws of the State of Texas, Seller has full legal power, right and authority to carry on it business as same is now being conducted and has the full legal power and right to enter into this Agreement and perform the transactions contemplated hereby.

(b)	The consummation of the transactions contemplated by this Agreement will not violate, nor be in conflict with, any provision of Seller’s partnership agreement, or any judgment, order, ruling or decree applicable to Seller as a party in interest or any law, rule or regulation applicable to Seller.

(c)	The execution, delivery and performance of this Agreement and the transaction contemplated hereby are duly and validly authorized by all requisite action on the part of Seller. This Agreement constitutes the legal, valid and binding obligation of Seller enforceable in accordance with its terms.

(10)	REPRESENTATIONS AND WARRANTIES OF BUYER. Buyer represents and warrants to Seller that:

(a)	Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, Buyer has full legal power, right and authority to carry on it business as same is now being conducted and has the full legal power and right to enter into this Agreement and perform the transactions contemplated hereby.

(b)	The consummation of the transactions contemplated by this Agreement will not violate, nor be in conflict with, any provision of Buyer’s articles or certificate of incorporation or by-laws, any judgment, order, ruling or decree applicable to Buyer as a party in interest or any law, rule or regulation applicable to Buyer.

(c)	The execution, delivery and performance of this Agreement and the transactions contemplated hereby are duly and validly authorized by all requisite corporate action on the part of Buyer. This Agreement constitutes the legal, valid and binding obligation of Buyer enforceable in accordance with its terms.

(11)	SELLER’S CONDITIONS TO CLOSE. The obligations of Seller to consummate the transaction provided for herein are subject, at the option of Seller, to the fulfillment on or prior to the Closing Date of each of the following conditions:

(a)	The representations and warranties of Buyer herein contained shall be true and correct in all material respects on the Closing Date as though made on and as of such date.

(b)	Buyer shall have performed all material obligations, covenants and agreements contained in this Agreement to be performed or complied with by it at or prior to the Closing.

(c)	No suit, action or other proceedings shall be pending or threatened that seeks to restrain, enjoin or otherwise prohibit the consummation of the transaction contemplated by this Agreement.

(12)	BUYER’S CONDITIONS TO CLOSE. The obligations of Buyer to consummate the transaction provided for herein are subject, at the option of Buyer, to the fulfillment on or prior to the Closing Date of each of the following conditions:

(a)	The representations and warranties of Seller herein contained shall be true and correct in all material respects on the Closing Date as though made on and as of such date.

(b)	Seller shall have performed all material obligations, covenants and agreements contained in this Agreement to be performed or complied with by it at or prior to the Closing.

(c)	No suit, action or other proceedings shall be pending or threatened that seeks to restrain, enjoin or otherwise prohibit the consummation of the transaction contemplated by this Agreement.

(d)	All required consents to assign the Subject Interest from Seller to Buyer have been obtained.

(13)	CLOSING. The transaction contemplated by this Agreement (the “Closing”) shall take place at the office of Buyer in Houston, Texas. The date on which the Closing occurs (the “Closing Date”) shall be October 26, 2010, unless a later date is mutually agreed to by the Parties.

(14)	CLOSING ACTIVITIES. If Closing occurs, at Closing:

(a)	Buyer shall deliver to Seller the Purchase Price by wire transfer, subject to any adjustments mutually agreed to by the Parties.

(b)	Seller and Buyer shall execute multiple originals of the Assignment, the MMS Form of Assignment, and such other letters or instruments, including Designation of Operator forms, as may be necessary in order to convey the Subject Interest to Buyer.

(15)	SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon Seller and Buyer and upon their respective successors and assigns.

(16)	CONFIDENTIALITY. The terms and provisions of this Agreement, including, with particularity, the Purchase Price, shall remain confidential; provided, however, the Parties may disclose such information to its subsidiaries or its affiliates, advisors, counsel or representatives who have agreed, prior to being given access to such information, to be bound by the terms of this Agreement.

IN WITNESS WHEREOF, this Agreement is executed by each of the Parties on the date first above written.

SELLER:

JUNEAU EXPLORATION, L.P.

By:	/s/ JOHN W. BURKE
John W. Burke
Vice President - Land

BUYER:

CONTANGO OPERATORS, INC.

By:	/s/ SERGIO CASTRO
Sergio Castro
Vice President

Exhibit “A”

To that certain Purchase and Sale Agreement

dated October 1, 2010

by and between

Juneau Exploration, L.P., as Seller, and Contango Operators, Inc., as Buyer

Subject Lease and Subject Interest:

Oil and Gas Lease bearing Serial No. OCS-G 27927 dated effective June 1, 2006, granted by the United States of America, as Lessor, in favor of Contango Offshore Exploration LLC, as Lessee, covering all of Block 263, Ship Shoal Area, South Addition, OCS Leasing Map, Louisiana Map No. 5A.

Record Title Interest:	7.53992%
Net Revenue Interest:	6.03194%